For Immediate Release	Exhibit 99.1

ARDENT ACQUISITION CORPORATION PROVIDES GUIDANCE

ON EXPECTED SPECIAL MEETING DATE, EXPECTED RECORD DATE, AND

CERTAIN PROXY VOTING PROCEDURES

Garden City, New York, January 30, 2007 – Ardent Acquisition Corporation (OTC Bulletin Board: AACQ, AACQU, AACQW) (“Ardent”), a public company organized for the purpose of acquiring an operating business, announced today it has set a record date of January 31, 2007 for its annual meeting of stockholders to be held on February 22, 2007. Stockholders of record as of January 31, 2007 will be invited to attend the annual meeting and vote on five proposals, including (i) the approval of the acquisition of Avantair, Inc., a fractional aircraft operator which operates 31 Piaggio Avanti aircraft, (ii) increasing in the number of shares of common stock which Ardent is authorized to issue from 30,000,000 shares to 75,000,000 shares, (iii) changing of Ardent’s name to Avantair, Inc., (iv) the adoption of Ardent’s 2006 Long Term Incentive Plan, and (v) the adjournment, if necessary, of the special meeting to solicit proxies. A proxy statement, which explains each of these proposals in detail, will be mailed to each stockholder of record once finalized.

Certain Proxy Voting Procedures

Pursuant to Ardent’s certificate of incorporation, each Ardent stockholder who holds shares of common stock issued in Ardent’s initial public offering has the right to vote against the acquisition proposal and demand that Ardent convert such stockholder’s shares into cash equal to a pro rata portion of the funds held in Ardent’s trust account, calculated as of two business days prior to the consummation of the business combination contemplated in the stock purchase agreement. If the holders of 20% (1,380,000) or more shares of common stock issued in Ardent’s initial public offering vote against the acquisition proposal and properly exercise their conversion rights, Ardent will not consummate the business combination.

If you are considering a vote against the acquisition proposal and the conversion of your shares of Ardent common stock into cash, please contact Morrow & Co., Ardent’s proxy solicitor, at (800) 607-0088 or Barry J. Gordon, our Chief Executive Officer, at (516) 739-1017 for further information and instructions.

In connection with the proposed acquisition, Ardent has filed a preliminary proxy statement with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT THAT WILL BE MAILED TO ALL STOCKHOLDERS OF RECORD BECAUSE IT CONTAINS IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the proxy statement and other documents filed by Ardent at the Securities and Exchange Commission’s web site at www.sec.gov. The proxy statement and such other documents may also be obtained for free by directing such request to Ardent’s proxy solicitor, Morrow & Co. at (800) 607-0088.

Ardent and its directors and executive officers may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed acquisition. Information concerning the interests of Ardent’s participants in the solicitation is set forth in Ardent’s proxy statement that will be mailed to all stockholders of record.

Questions and inquiries for further information may be directed to Morrow & Co. at (800) 607-0088.

Forward Looking Statements

This press release, and other statements that Ardent may make, including statements about the benefits of the transaction with Avantair, contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to Ardent’s and Avantair’s future financial or business performance, strategies and expectations. Forward-looking statements are typically identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” and similar expressions.

Ardent cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and Ardent assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

In addition to factors previously disclosed in Ardent’s filings with the Securities and Exchange Commission (SEC) and those identified elsewhere in this press release, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: general economic and business conditions in the U.S. and abroad, changing interpretations of generally accepted accounting principles, changes in market acceptance of the company’s products, inquiries and investigations and related litigation, fluctuations in customer demand, management of rapid growth, intensity of competition as well as other relevant risks detailed in Ardent’s filings with the Securities and Exchange Commission, including its report on Form 10-QSB for the period ended September 30, 2006. The information set forth herein should be read in light of such risks. Neither Ardent nor Avantair assumes any obligation to update the information contained in this press release.

Ardent’s prospectus and subsequent filings with the SEC, accessible on the SEC’s website at http://www.sec.gov, discuss these factors in more detail and identify additional factors that can affect forward-looking statements.

Additional Information

Ardent filed a preliminary proxy statement with the SEC on Schedule 14A in connection with the proposed transaction. STOCKHOLDERS OF ARDENT AND OTHER INTERESTED PERSONS ARE ADVISED TO READ, WHEN AVAILABLE, ARDENT’S DEFINITIVE PROXY STATEMENT IN CONNECTION WITH THE SOLICITATION OF PROXIES FOR THE SPECIAL MEETING BECAUSE THIS PROXY STATEMENT WILL CONTAIN IMPORTANT INFORMATION.

The definitive proxy statement will be mailed to stockholders as of a record date to be established for voting on the acquisition. Stockholders will also be able to obtain a copy of the definitive proxy statement, without charge, once available, at the SEC’s Internet site http://www.sec.gov or by directing a request to Ardent Acquisition Corp. at 1415 Kellum Place, Suite 205, Garden City, NY 11530. As a result of the review by the SEC of the proxy statement, Ardent may be required to make changes to its description of the acquired business or other financial or statistical information contained in the proxy statement.

Such persons can also read Ardent’s final prospectus, dated February 24, 2005, for a description of the security holdings of the Ardent officers and directors and of EarlyBirdCapital, Inc. (“EBC”), the underwriters of Ardent’s initial public offering consummated on March 2, 2005, and their respective interests in the successful consummation of this business combination.

For more information, contact:

Devin Lander

Integrated Corporate Relations

415.292.6855